Exhibit 19

Hancock Whitney Corporation

INSIDER TRADING POLICY

To comply with federal and state securities laws governing (a) trading in securities of Hancock Whitney Corporation (the “Company”) while aware of “material nonpublic information” concerning the Company, and (b) tipping or disclosing material nonpublic information to outsiders, and to prevent even the appearance of improper insider trading or tipping, the Company has adopted this Insider Trading Policy (“Policy”).

This Policy sets forth (i) the scope of persons and transactions subject to the Policy, (ii) the officers of the Company who are responsible for administration and enforcement of the Policy, (iii) definitions of relevant terms, (iv) the Company’s policies and procedures with respect to insider trading, including prohibited transactions, trading windows and blackout periods, pre-clearance of trades and transfers by certain persons, and certain policies relating to employee benefits plans and “10b5-1 plans” and (v) civil, criminal and disciplinary penalties associated with violations of this Policy and applicable law.

Each person subject to this policy is individually responsible for his or her own compliance with the terms of this Policy as well as all applicable laws. If you have any questions about this Policy, please contact Patricia K. Loupe, our Insider Trading Officer, or our Corporate Secretary.

I.
SCOPE
A.
Insiders. This Policy applies to all directors, officers and associates of the Company and its subsidiaries and their immediate family members (collectively, “Insiders”) and any other individuals whom the Company may designate as Insiders because they have access to material nonpublic information concerning the Company. It is important to remember that immediate family members of our directors, officers and associates are Insiders and are subject to all of the restrictions generally applicable to our other Insiders. The Insider Trading Officer will notify each other individual designated as an Insider of their status at such times as the Insider Trading Officer deems appropriate.
B.
Section 16 Individuals. Each director and executive officer (as identified in our annual report on Form 10-K) of the Company (collectively, “Section 16 Individuals”) is subject to the reporting provisions and trading restrictions of Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the underlying rules and regulations promulgated by the Securities and Exchange Commission (“SEC”). Additional reporting requirements applicable to Section 16 Individuals are set forth on the attached Exhibit B.
C.
Financial and Strategic Insiders. From time to time management of the Company may designate certain individuals as “Strategic and Financial Insiders” and periodically report such designations to the Board of Directors. Insiders will generally be designated as Strategic and Financial Insiders if they routinely possess annual and quarterly financial information for the Company prior to its release to the public or otherwise routinely have access to material nonpublic information. The Insider Trading Officer will notify each person designated as a Strategic and Financial Insider of their status annually or at such other times as the Insider Trading Officer deems appropriate.
D.
Transactions. The Policy applies to all trades and transactions (including gifts) in the Company’s securities, including its common stock and any other type of securities that the Company may issue, such as senior or subordinated debt securities, preferred stock, convertible debentures, warrants and options or other derivative securities. The Policy also applies, under certain circumstances, to transactions in the securities of other companies. All references in this Policy to “trading” in the Company’s or any other company’s securities should be read to include all of these types of transactions.

Exhibit 19

E.
Delivery and Acknowledgment. The Policy will be maintained on the Company’s intranet in a location that is generally available to all Company associates and otherwise provided or made available to all directors, officers and associates of the Company and its subsidiaries and designated outsiders. Additionally, each Section 16 Individual and Financial and Strategic Insider will be provided a copy of this Policy upon obtaining such status and upon first receiving a copy of the Policy or any revised versions, each Section 16 Individual and Financial and Strategic Insider must sign an acknowledgment that he or she has received a copy of the Policy and agrees to comply with the Policy’s terms, the form of which is attached hereto as Exhibit A.
II.
ADMINISTRATION OF THE POLICY
A.
ADMINISTRATION. The Company’s Corporate Secretary is responsible for the administration of this Policy and overseeing the Company’s compliance with all federal and state insider trading laws. The Company’s Board of Directors has designated Patricia K. Loupe as the Company’s Insider Trading Officer, who will assist the Corporate Secretary in the administration and enforcement of this Policy by carrying out the following duties:
1.
pre-clearing certain trades and gifts, as described below;
2.
responding to all inquiries relating to this Policy and its procedures;
3.
announcing the opening and closing of trading windows and special blackout periods and providing other notifications required by this Policy;
4.
providing copies of this Policy and other appropriate materials to all current and new directors, officers and associates, and such other persons who the Corporate Secretary or Insider Trading Officer determines have access to material nonpublic information concerning the Company;
5.
revising the Policy as necessary to reflect changes in federal or state insider trading laws and regulations; and
6.
such other duties as are given to the Insider Trading Officer by this Policy or the Corporate Secretary.
B.
INQUIRIES. If you have any inquiries regarding this Policy, including any questions about whether you may have material or nonpublic information, please consult the Insider Trading Officer before trading in any company securities.
III.
DEFINITIONS
A.
“IMMEDIATE FAMILY MEMBER”. Immediate family members include, whether by blood, marriage or adoption, each Insider’s spouse, children or step children, grandchildren, siblings, parents or step parents, grandparents and in-laws who live in his or her household.
B.
“HEDGING”. Hedging transactions include any monetization strategy involving exchange funds, prepaid variable forward contracts, equity swaps, puts, calls, collars, forwards and other derivative instruments. This definition also includes the establishment of a short position/sale in the Company's stock (i.e., the sale of a security that the seller does not own).
C.
“MATERIAL” INFORMATION. There is no bright-line test as to what constitutes “material” information. Information is generally considered material if a reasonable shareholder or investor would consider it important in making a decision to buy, sell or hold securities. Any type of information that could reasonably be expected to affect the market price of securities should be considered material. Both positive and negative

Exhibit 19

information may be material. While not intended as a comprehensive list, common examples of material information can include:
1.
quarterly or annual financial position or results, including the various underlying elements of the financials, such as revenues, expenses, reserves, charge-offs, interest margin, liquidity etc.;
2.
projections or forecasts of future financial position or results, including any changes in projections or forecasts as well as any information as to the continued accuracy of such projections;
3.
potential restatements of the Company’s financial statements;
4.
credit changes;
5.
dividend increases or decreases, stock splits (including stock dividends) or share repurchase plans;
6.
proposed mergers, acquisitions, divestitures, tender offers, joint ventures or purchases or sales of significant assets involving the Company or any of its subsidiaries;
7.
new products, technologies or developments regarding our customers and clients;
8.
public or private offerings or sales of debt or equity securities and non-routine financing or funding transactions;
9.
actual or threatened litigation, material disputes, or governmental or self-regulatory investigations or other significant actions by regulatory bodies;
10.
cybersecurity incidents;
11.
changes in accounting methods, changes in auditors or auditor notification that a company may no longer rely on an auditor’s report; and
12.
changes in directors, officers or senior management.

All securities transactions will be viewed after the fact. As a result, before engaging in any transaction, you should carefully consider how people might view your transaction in hindsight.

D.
“NONPUBLIC” INFORMATION. Nonpublic information is information that is not generally available to the investing public. If you are aware of material nonpublic information, you may not trade in or make a gift of Company securities until the information has been widely disclosed to the public and the market has had sufficient time to absorb the information. For purposes of this policy, information will generally be considered public at the end of the second full trading day (i.e., two days on which the NASDAQ Stock Market LLC is open for trading) following the public release of the information (which will generally be via a press release or SEC filing). For example, if an announcement is made any time after 9:00 a.m. on a Friday and before 9:00 a.m. the following Monday, the opening of trading on the following Wednesday generally would be the first time at which you could trade.

You should keep in mind that information that is widely known within the Company may still be nonpublic if it has not been generally released to the investing public. You should also keep in mind that, even after a public disclosure, some related matters may remain nonpublic and thus still constitute material nonpublic information.

Exhibit 19

IV.
STATEMENT OF COMPANY POLICY AND PROCEDURES
A.
PROHIBITED TRANSACTIONS
1.
No Insider may trade in or make gifts of Company securities while aware of material nonpublic information concerning the Company or during blackout periods applicable to the Insider.
2.
No Insider may “tip” or disclose material nonpublic information or give trading advice concerning the Company to any outside person.
3.
No Insider may, while in possession of material nonpublic information about any other public company or the Company’s industry sector gained in the course of employment with, or the performance of services on behalf of, the Company, (a) trade in the securities of the other public company or companies within the industry sector while aware of such material nonpublic information concerning that company or the industry sector, (b) “tip” or disclose such material nonpublic information concerning that company or the industry sector to anyone, or (c) give trading advice of any kind to anyone concerning the other public company or the industry sector while aware of such material nonpublic information about that company or the industry sector. Other public companies that Insiders may obtain material nonpublic information about may include customers or vendors of the Company and others with which the Company may be negotiating major transactions, such as an acquisition, investment or sale. Information that is not material to the Company may nevertheless be material to one of those other firms.
4.
No Insider may, at any time:
a.
directly or indirectly engage in hedging or monetization transactions, through transactions in the Company's securities or through the use of financial instruments designed for such purpose;
b.
engage in short sale transactions in the Company's securities; or
c.
otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities.
B.
TRADING WINDOWS AND BLACKOUT PERIODS
1.
Trading Window and Blackout Period for Section 16 Individuals and Financial and Strategic Insiders. In addition to the prohibitions described above, Section 16 Individuals and Strategic and Financial Insiders may trade in Company securities only during the open trading window, which begins on the open of market on the third business day after each quarterly earnings release conference call and ends at the close of market on the 15th day prior to each quarter’s end. All periods other than the open trading windows are blackout periods, during which Section 16 Individuals and Strategic Insiders are prohibited from trading in Company Securities.
2.
No Trading During Special Blackout Periods. The Company may designate special blackout periods from time to time as the Corporate Secretary or Chief Financial Officer deem appropriate, including, without limitation, in connection with the public announcement of a share repurchase plan or program or an increase of an existing share repurchase plan or program. During such special blackout periods, certain designated Insiders will be prohibited from trading in Company securities, regardless of whether there is an open trading window. No Insider, whether or not subject to a special blackout period, may disclose to any outside third party that a special blackout period has been designated.

Exhibit 19

3.
Written Plan Exception. The limitations of the blackout periods shall not apply to trading in Company securities pursuant to a “written plan for trading securities” provided that such plan meets the requirements of SEC Rule 10b5-1 and is approved in advance by the Corporate Secretary. See Section IV.F below.
C.
PRE-CLEARANCE OF TRADES
1.
Section 16 Individual Trades. No Section 16 Individual may trade in or make gifts of Company securities at any time unless:
a.
the person trading has given the Insider Trading Officer reasonable notice prior to the proposed trade(s) of the amount and nature of the proposed trade(s);
b.
the person trading has certified to the Insider Trading Officer prior to the proposed trade(s) that he or she is not aware of material nonpublic information concerning the Company; and
c.
the Insider Trading Officer (in consultation with the Corporate Secretary or Chief Financial Officer, as appropriate) or Corporate Secretary has granted approval for such trade to move forward.

Clearance of a transaction is valid only for a 48-hour period. If a Section 16 Individual does not place the transaction order within 48-hours from approval of the transaction, he or she must submit a new pre-clearance request to the Insider Trading Officer.

In the event the Insider Trading Officer and Corporate Secretary are unavailable to review proposed trades, any Senior Assistant Corporate Secretary (in consultation with the Chief Financial Officer) may be consulted to review proposed trades and will have full authority to act in lieu of the Insider Trading Officer.

2.
Insider Trading Officer Trades. If the Insider Trading Officer desires to complete any trades involving Company securities, he or she must first obtain the approval of the Corporate Secretary or the Chief Financial Officer of the Company generally in accordance with the procedures for pre-clearance of trading by Section 16 Individuals.
3.
10b5-1 Plan Participants. If an Insider that has a 10b5-1 plan in place desires to complete any trades involving Company securities outside the plan, he or she must first obtain the approval of the Corporate Secretary generally in accordance with the procedures for pre-clearance of trading by Section 16 Individuals.
4.
Strategic and Financial Insider Trading. Strategic and Financial Insiders are encouraged to pre-clear their trades in Company stock with the Insider Trading Officer.
5.
No Obligation to Approve Trades. The existence of the foregoing approval procedures does not in any way obligate the Insider Trading Officer, Corporate Secretary or Chief Financial Officer to approve any trades requested by Section 16 Individuals, Financial and Strategic Insiders, or the Insider Trading Officer.
D.
EMPLOYEE BENEFIT PLANS
1.
Employee Stock Purchase and 401(k) Plans. The trading prohibitions and restrictions set forth in this Policy do not apply to periodic contributions by the Company or associates to the Company Employee Stock Purchase Plan, 401(k) Plan, or other similar employee qualified benefit plan pursuant to the terms and conditions of such plan and where applicable, the associates’ advance instructions. However, no officer or associate

Exhibit 19

may alter his or her instructions regarding the purchase or sale of Company securities in such plans: (i) while aware of material nonpublic information; (ii) in the case of Section 16 Individuals, prior to receiving preclearance of the trade in accordance with this Policy; and (iii) in the case of Strategic and Financial Insiders, while any applicable trading window is closed or special blackout period applicable to such associate is in effect.
2.
Long Term Incentive Plan. The trading prohibitions and restrictions of this Policy do not apply to the vesting of restricted stock or the conversion of restricted stock units, or to the exercise of a tax withholding right pursuant to which an Insider elects to have the Company withhold shares upon vesting of restricted stock or conversion of restricted stock units to satisfy tax withholding requirements. The trading prohibitions and restrictions of this Policy do not apply to the exercise of a stock option or to the exercise of a tax withholding right pursuant to which an Insider elects to have the Company withhold shares subject to an option to satisfy tax withholding requirements. The policy does apply, however, to any sale of the underlying stock or to a broker-assisted cashless exercise of an option because this entails selling a portion of the underlying stock to generate the cash needed to pay the exercise price of the option.
E.
PRIORITY OF STATUTORY OR REGULATORY TRADING RESTRICTIONS. The trading prohibitions and restrictions set forth in this Policy will be superseded by any greater prohibitions or restrictions under federal or state securities laws and regulations, such as short-swing trading prohibitions by Section 16 Individuals or restrictions on the sale of securities subject to Rule 144 under the Securities Act of 1933, as amended. Any Insider who is uncertain whether other prohibitions or restrictions apply should contact the Insider Trading Officer.
F.
RULE 10b5-1 PLANS. Under Rule 10b5-1 of the Exchange Act, it is unlawful for a person to trade in a company’s securities while they are aware of material nonpublic information about the company. However, a person may avoid violating the insider trading rules by use of a plan for the sale or purchase of the securities that complies with certain requirements of Rule 10b5-1 (a “Rule 10b5-1 plan”). To be valid, a Rule 10b5-1 plan must:
1.
be entered into when the insider is unaware of material nonpublic information;
2.
be entered into in good faith, not as a scheme to evade the prohibitions of Rule 10b5-1;
3.
include a representation certifying that the plan was entered into in accordance with 1 and 2 above;
4.
include a cooling-off period until the later of (i) 90 days after adoption or modification of the plan and (ii) two business days after filing of the Company’s financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which the plan was adopted or modified (not to exceed 120 days) before any trades may be made (10b5-1 plans for persons other than executive officers or directors must include a cooling-off period of 30 days after adoption or modification before any trades may be made);
5.
specify the amount, price and date of the transactions (or include a written formula, algorithm, or computer program for determining the amount, price and date);
6.
not permit the insider to exercise any subsequent influence over how, when, or whether to effect purchases or sales;

Exhibit 19

7.
not overlap with another Rule 10b5-1 plan of the participant with respect to open market purchases or sales of Company securities; and
8.
not be a “single-trade plan” occurring within 12 months of a participant’s most recent “single-trade plan”.

In addition to the regulatory requirements described above, the Company requires that Rule 10b5-1 plans conform to the following practices:

•
Only directors and approved officers may enter into Rule 10b5-1 plans. The Company allows its directors and Section 16 officers to enter into Rule 10b5-1 plans. Additionally, the Company may approve the entry into plans by other officers who are subject to frequent trading blackouts.
•
The Company will designate a nationally-recognized brokerage firm to administer Rule 10b5-1 plans on an approved form of agreement. All Rule 10b5-1 plans will be administered by a nationally-recognized brokerage firm designated by the Company. Participants will need to deposit all shares subject to the plan with the designated firm and enter into a plan agreement with that firm in a form approved by the Company.
•
All Rule 10b5-1 plans and modifications must be provided to the Corporate Secretary for approval at least 30 days before effectiveness. Participants may not enter into, modify or change the termination date of any plan without the Corporate Secretary’s approval. Modifications will be approved only in limited circumstances.
•
Rule 10b5-1 plans may be established for either sales or purchases, not both. Trading under plans is subject to Section 16(b) short-swing profit prohibitions and plans that provide for both purchased and sales may run afoul of these rules.
•
Plans’ terms must last for one to two years. The Company requires that all plans remain in place for at least one year and must terminate after a maximum of two years.
•
Post-establishment communications are prohibited. Once the Rule 10b5-1 plan is adopted, the administering broker and participant should not communicate (other than trade execution notices).
•
Once a Rule 10b5-1 plan is established, trades outside the plan are strongly disfavored and require pre-clearance. Rule 10b5-1 plan participants must pre-clear trades outside the plan. Such trades will be cleared only in limited circumstances.
•
The Company’s legal department does not represent Rule 10b5-1 plan participants. Participants are urged to read the plan agreement in its entirety and to seek professional legal and financial guidance before entering into a Rule 10b5-1 plan.

Any Insider desiring to enter into or modify such a Rule 10b5-1 plan should contact the Corporate Secretary for guidance. Insiders may not enter into, modify or change the termination date of any Rule 10b5-1 plan without the Corporate Secretary’s approval and requests for approval should be provided to the Corporate Secretary at least 30 days prior to the anticipated effective time of the plan, modification or termination. Modifications and changes in termination dates are strongly disfavored by the Company and will be approved only in limited circumstances.

V.
POTENTIAL CIVIL, CRIMINAL AND DISCIPLINARY SANCTIONS
A.
CIVIL AND CRIMINAL PENALTIES. The consequences of insider trading or tipping can be severe. Persons violating insider trading or tipping rules may be required to disgorge the profit made or the loss avoided by the trading, pay the loss suffered by the person who purchased securities from or sold securities to the Insider or tippee, pay civil penalties up to three times the profit made or loss avoided, pay a criminal penalty of up to

Exhibit 19

$5 million, and serve a jail term of up to twenty years. The Company in such circumstances may also be required to pay major civil or criminal penalties.
B.
COMPANY DISCIPLINE. Violation of this Policy or federal or state insider trading or tipping laws by any Insider may, in the case of a director, subject the director to dismissal proceedings and, in the case of an officer or associate, subject the officer or associate to disciplinary action by the Company up to and including termination for cause.
C.
REPORTING OF VIOLATIONS. Any Insider who violates this Policy or any federal or state law governing insider trading or tipping, or knows of any such violation by any other Insider, must report the violation immediately to the Corporate Secretary. Upon determining that any such violation has occurred, the Corporate Secretary, where appropriate, shall consult with the Company’s Executive Committee or the Chair of the Audit Committee of the Company’s Board of Directors, to determine whether the Company should release any material nonpublic information, and, when required by applicable law, will cause the Company to report the violation to the SEC or other appropriate governmental authority.

/68229v13

Exhibit 19

Exhibit A

Receipt and Acknowledgment

Upon first receiving a copy of the Company’s Insider Trading Policy or any revised version, each member of the Board of Directors of the Company or its subsidiary banks, each officer designated a “Section 16 Individual” and each Financial and Strategic Insider, must sign and return to the Insider Trading Officer the following receipt and acknowledgement.

I, , hereby acknowledge that I have received and read a copy of the “Insider Trading Policy” and agree to comply with its terms. I understand that violation of insider trading or tipping laws or regulations may subject me to severe civil and/or criminal penalties, and that violation of the terms of the above titled policy may subject me to discipline by the Company up to and including termination for cause.

Signature Date

(Print Name)

Exhibit 19

Exhibit B

Additional SEC Reporting Requirements and Limitations on

Short-swing Transactions for Section 16 Individuals

Section 16 Individuals and members of their immediate families1 must also comply with the reporting obligations and limitations on short-swing transactions set forth in Section 16 of the Securities Exchange Act of 1934, as amended. To assure compliance with these additional requirements, Hancock Whitney Corporation (the “Company”) adopted reporting procedures and guidelines, which are described below and are in addition to the other provisions of this Policy.

The practical effect of these provisions is that Section 16 Individuals who purchase and sell the Company’s securities within a six-month period must disgorge all profits to the Company whether or not they had knowledge of any material non-public information. Under these provisions, there are exemptions for transactions with the Company in the Company’s incentive plans, provided the terms are approved in advance by the Company’s independent compensation committee, or certain other criteria are met. Under these exemptions, neither the receipt of an option or other equity award, such as restricted stock, nor the exercise of an option is deemed a purchase under Section 16; however, the subsequent sale of any acquired shares is a non-exempt sale under Section 16. Further, the withholding of shares to cover the taxes due in connection with the exercise or vesting of an award is generally an exempt transaction under Section 16. In contrast, cashless exercises made through a broker (i.e., not a transaction with the Company) are not eligible for the exemption and would be a sale under Section 16. In addition, the receipt of stock under the Company’s qualified employee benefit plan(s), is not deemed a purchase under Section 16, but the subsequent sale of such stock is not exempt from Section 16. Section 16 also prohibits Section 16 Individuals from ever making a short sale of the Company’s stock. A short sale is a sale of securities not owned by the seller or, if owned, not delivered. Transactions in put and call options for the Company’s securities may in some instances constitute a short sale or may otherwise result in liability for short swing profits. All Section 16 Individuals must confer with the Insider Trading Officer and pre-clear these transactions. In addition, all Section 16 Individuals should confirm the availability of any exemption(s) with the Insider Trading Officer in advance of any proposed transaction, and confirm the proper reporting procedure(s).

From a reporting standpoint, the key requirement applicable to Section 16 Individuals is the two-day SEC Form 4 filing requirement. In addition to open market purchases and sales, Section 16 Individuals should assume the two-day Form 4 filing requirement applies to any change in Company stock ownership or ownership of stock equivalents held in retirement plans, except as noted below.

Transactions with the Company are also reported as line items on Form 4 under the two-day rule, for example:

•
The grant of stock options, restricted stock, restricted stock units or similar equity incentives;
•
The withholding of shares on exercise or vesting to pay taxes;
•
The withholding of shares on exercise to pay the exercise price of an option;
•
The forfeiture of restricted stock or restricted stock units;

1 “Immediate family members” include – whether by blood, marriage or adoption – the director’s or executive officer’s spouse, children or step children, grandchildren, siblings, parents or step parents, grandparents and in-laws who live in his or her household. Under some circumstances, directors and executive officers may need to report Company stock held by trusts (in which he or she is the trustee or a beneficiary), as well as partnerships, LLCs or corporations in which the director or executive officer owns interests or serves in management. Section 16 officers may need to include Company stock held in retirement plans. Call the Insider Trading Officer for advice because these are complex questions of law and fact.

Exhibit 19

•
The vesting of restricted stock or restricted stock units;
•
The acquisition of Company stock, an interest in the Company stock fund, or common stock equivalent units under a nonqualified deferred compensation arrangement (but additional stock or stock equivalent units acquired within the plan through the reinvestment of dividends is not immediately reportable);
•
The payment of fees in the form of stock; and
•
The transfer of existing account balances into or out of the Company stock fund in a 401(k) or similar qualified employee benefit plan.2

The Company’s proxy statement must state in a separately captioned section the name of any Section 16 Individual who filed a late Form 4 during the prior fiscal year. The SEC has been granted broad authority to seek “any equitable relief that may be appropriate or necessary for the benefit of investors” for violations of any provisions of the securities laws.

The two-day reporting of transactions requires a tight interface with brokers who handle transactions for the Company’s Section 16 Individuals. A knowledgeable, alert broker can act as a gatekeeper, helping ensure compliance with the Company’s pre-clearance procedures and prevent inadvertent violations.

The Company recommends that any broker handling a trade for a Section 16 Individual sign a Broker Instruction/Representation, in a form substantially similar to the one attached hereto as Exhibit B-1, which imposes two requirements:

•
That the broker will not enter any order (except for orders under pre-approved Rule 10b5-1 plans) without (i) verifying with the Company that the transaction was pre-cleared and (ii) complying with the brokerage firm’s internal procedures involving purchases and sales of Company stock (e.g., Rule 144).
•
That the broker will report immediately to the Company, via telephone and in writing (via e-mail or fax), the details of every transaction involving Company stock, including gifts, transfers, pledges and all 10b5-1 transactions.

Each Section 16 Individual should sign a Power of Attorney (in the form attached hereto as Exhibit B-2) that authorizes the Corporate Secretary, any one of the Senior Assistant Corporate Secretaries or the Manager of Investor Relations of the Company to sign required Forms 3, 4 or 5 on his or her behalf and submit same to the SEC in Washington. The Company has established electronic filing procedures to expedite the filing of Forms 3, 4 and 5.

2 The acquisition of an interest in the Company stock fund by regular, periodic investments of contributions into a 401(k) or other qualified employee benefit plan remains exempt from the two-day Form 4 reporting requirement. These acquisitions continue to be reported on a Form 5 as an increase in the end-of-period holdings.

2

Exhibit 19

Exhibit B-1

HANCOCK WHITNEY CORPORATION

BROKER INSTRUCTION/REPRESENTATION FORM

The Sarbanes-Oxley Accounting/Corporate Responsibility legislation contains a two business day Form-4 filing requirement. The Company has adopted insider reporting procedures, including a pre-clearance requirement and broker interface procedures. Please review this information carefully and execute this Broker Instruction/Representation Form.

Name of Reporting Person:

Name of Broker:

Brokerage Firm Name:

Address of Brokerage Firm:

Broker Telephone Number:

REPRESENTATION

By signature below, I hereby agree to the following broker interface procedures:

1)
The brokerage firm will not enter any order (except for orders under pre-approved Rule 10b5-1 plans) without (i) verifying with the Company that the Reporting Person’s transaction was pre-cleared, and (ii) complying with the brokerage firm’s internal procedures involving purchases and sales of Company stock (e.g. Rule 144).
2)
The brokerage firm will report immediately to the Company, via telephone and in writing (via e-mail or fax) to the contact named below, the details of every transaction involving Company stock, including gifts, transfers, pledges, and all 10b5-1 transactions.

Date: Signature:

Name:

Title:

Please sign and date this Broker Instruction/Representation Form and return it to Kathryn Shrout Mistich, Investor Relations Dept, Hancock Whitney Bank, 701 Poydras Street, 34th Floor, New Orleans, LA 70139 or call (504) 539-7836 or email to kathryn.mistich@hancockwhitney.com before you enter into a broker-assisted transaction for the above named Reporting Person.

Exhibit 19

Exhibit B-2

POWER OF ATTORNEY

Know all by these present that the undersigned hereby constitutes and appoints the Corporate Secretary, any Sr. Assistant Corporate Secretary, or the Manager of Investor Relations of Hancock Whitney Corporation, signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)
execute for and on behalf of the undersigned, in the undersigned’s capacity as a director of Hancock Whitney Corporation (the “Company”) or as an officer of the Company or any of its banking subsidiaries, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;
(2)
do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this _____ day of __________________, 20____.

Signature

Print name